Exhibit 99.1

Pro-Pharmaceuticals' Lead Compound DAVANAT Enhances Anti-Tumor
Activity of Avastin/5-FU in Pre-Clinical Studies; Data Presented at Glycomics & Carbohydrates Conference

    NEWTON, Mass.--(BUSINESS WIRE)--March 22,
2005--Pro-Pharmaceuticals, Inc. (Amex: PRW), a developer of novel carbohydrate compounds that enable the targeted delivery of chemotherapy drugs to cancer cells, today announced encouraging results of pre-clinical experiments that include Avastin(TM), 5-Fluorouracil (5-FU) and DAVANAT(R). The data is being presented at the 3rd Annual Glycomics and Carbohydrates in Drug Development Conference held at the Hilton Hotel in La Jolla, California by Eliezer Zomer, Ph.D., Vice President, Product Development & Manufacturing, Pro-Pharmaceuticals.
    The presentation highlights results of experiments that reveal when DAVANAT(R) is co-administrated with 5-FU and the anti-Vascular Endothelial Growth Factor (VEGF) drug, Avastin(TM) to mice implanted with human colon tumor (COLO 205), DAVANAT(R) significantly improves anti-tumor activities of the combination and doubles the tumor shrinkage rate. Avastin(TM) was approved in February 2004 as a first-line treatment for metastatic colorectal cancer in combination with intravenous 5-FU-based chemotherapy.
    "We saw significant improved anti-tumor activity when co-administering DAVANAT(R) with Avastin(TM)/5-FU as compared with Avastin(TM)/5-FU," said Anatole Klyosov, Ph.D., D.Sc., Consulting Chief Scientist, Pro-Pharmaceuticals. "These results are encouraging and warrant further investigation."

    About DAVANAT(R)

    DAVANAT(R) is a proprietary polysaccharide in a CARBOSOME(TM
)formulation that enables the targeted delivery of chemotherapy drugs to protein receptors (lectins) that are unique to cancer cells.

    Pro-Pharmaceuticals, Inc. - Advancing Drugs Through
Glycoscience(R)

    Pro-Pharmaceuticals is a drug development company commercializing a new generation of anti-cancer treatments using carbohydrate compounds to Glyco-Upgrade(TM) the safety and efficacy of FDA-approved chemotherapy drugs. The Company has been conducting pre-clinical studies for irinotecan, doxorubicin, oxaliplatin, paclitaxel, cyclophosphamide, cisplatin, and most recently with bevacizumab co-administrated with DAVANAT(R) and other polysaccharide compounds. Human colon and breast xenography are being used to optimize regimens and results show that DAVANAT(R) exhibits a broad spectrum of enhancement with tested drugs. Additional information is available at www.pro-pharmaceuticals.com.

    FORWARD LOOKING STATEMENTS: Any statements in this news release about future expectations, plans and prospects for the Company, including without limitation statements containing the words "believes," "anticipates," "plans," "expects," and similar expressions, constitute forward-looking statements as defined in the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Because of uncertainties and risks facing the Company, many of which are outside of the Company's control, future events could cause actual results to differ materially from those indicated by such statements. More information about those risks and uncertainties is contained and discussed in the "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of the Company's most recent quarterly or annual report and in the Company's other reports filed with the Securities and Exchange Commission. The forward-looking statements herein represent the Company's views as of the date of this press release and should not be relied upon to represent the Company's views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company's views to change, the Company disclaims any obligation to update such forward-looking statements.

   Contact: Pro-Pharmaceuticals, Inc., Anthony D. Squeglia:
617.559.0033; squeglia@pro-pharmaceuticals.com.

    DAVANAT and Advancing Drugs Through Glycoscience are registered trademarks of Pro-Pharmaceuticals. Glyco-Upgrade is a trademark of Pro-Pharmaceuticals. CARBOSOME is a trademark of Pro-Pharmaceuticals.

    Avastin is a trademark of Genentech, Inc.

    CONTACT: Pro-Pharmaceuticals, Inc.
             Anthony D. Squeglia, 617-559-0033
             squeglia@pro-pharmaceuticals.com